EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 3, 2012 relating to the consolidated financial statements of Yelp Inc. and subsidiaries (“the Company”), appearing in the Prospectus dated March 2, 2012, filed by the Company, pursuant to Rule 424(b) under the Securities Act of 1933, relating to the Company’s Registration Statement No. 333-178030 on Form S-1.

/s/ Deloitte & Touche LLP

San Jose, California

March 19, 2012